SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

               PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


                       Durco International Inc.
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        (Exact name of registrant as specified in its charter)


             New York                        31-0267900
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     (State of incorporation                (I.R.S. Employer
      or organization)                       Identification No.)


  3100 Research Boulevard, Dayton, Ohio               45420
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 (Address of principal executive offices)        (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

 Common Stock, $1.25 par value         New York Stock Exchange


 ................................     ..................................


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.        [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box.                              [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                             None
      -------------------------------------------------------------
                      (Title of Class)

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     A description of the shares of Common Stock, par value $1.25 per share, of the Registrant, is set forth under the heading "DESCRIPTION OF FLOWSERVE CAPITAL STOCK FOLLOWING THE MERGER -- Flowserve Common Stock" in the Registrant's Registration Statement on Form S-4 dated June 19, 1997 (Registration No. 333-29541), and is incorporated herein by reference.


Item 2.  Exhibits.

               1 All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  DURCO INTERNATIONAL INC.,


                                    by  /s/ Ronald F. Shuff
                                        -------------------
                                        Name:  Ronald F. Shuff
                                        Title:   Vice President, Secretary
                                        and General Counsel

Date:  July 10, 1997